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OWOSSO CORPORATION
EXHIBIT 11
COMPUTATION OF PER SHARE EARNINGS
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----------------------------------------------------------------------------------------------------------------------------
                                                                  Three Months Ended                  Six Months Ended
                                                             ----------------------------        ---------------------------
                                                              April 30,          May 2,           April 30,          May 2,
                                                                2000              1998               2000             1998
BASIC:
Net income (loss) available for common stockholders          $ 284,000        $ 1,026,000        $ (266,000)       $ 623,000
                                                             =========        ===========        ==========        =========

Weighted average number
          of common shares outstanding                       5,846,000          5,826,000         5,838,000        5,821,000
                                                             =========        ===========        ==========        =========

Basic earnings (loss) per common share                          $ 0.05             $ 0.18        $    (0.05)       $   0.11
                                                             =========        ===========        ==========        =========



DILUTED:

Net income (loss) available for common stockholders          $ 284,000        $ 1,026,000        $ (266,000)       $ 623,000
                                                             =========        ===========        ==========        =========

Weighted average number
          of common shares outstanding                       5,846,000          5,826,000         5,838,000        5,821,000

Dilutive effect of stock options                                 9,000             15,000                --           24,000
                                                             ---------        -----------        ----------        ---------

Weighted average number of shares outstanding                5,855,000          5,841,000         5,838,000        5,845,000
                                                             =========        ===========        ==========        =========

Diluted earnings (loss) per common share                     $    0.05        $      0.18        $    (0.05)       $    0.11
                                                             =========        ===========        ==========        =========

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